UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       June 18, 2009

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)
650 FROM ROAD , SUITE 375 PARAMUS, NEW JERSEY	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)       On June 18, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of Movado Group, Inc. (the “Company”) adopted the Movado Group, Inc. Executive Performance Share Program for Fiscal 2010 (the “PSP”) pursuant to Section 9 of the Movado Group, Inc. 1996 Stock Incentive Plan (as amended and restated, the “Plan”). Key employees of the Company selected by the Committee are eligible to participate in the PSP.

The PSP provides for the award of “Performance Share Units” (as defined in the Plan) for the fiscal year ending January 31, 2010 (the “Award Period”). Each Performance Share Unit is equivalent to one share of “Stock” (as defined in the Plan) that is earned if the Company achieves specified operating profit for the Award Period (the “Performance Goal”). Earned shares of Stock vest, if at all, on the third anniversary of the grant date (June 18, 2012). Each participant's target award is expressed as a number of Performance Share Units. The actual number of shares of Stock earned by a participant is based on the Company's actual performance at the end of the Award Period relative to the Performance Goal and can range from 0% to 120% of the target award; provided that no shares of Stock are earned unless the Performance Goal is achieved.

Upon the occurrence of a “Change in Control” (as defined in the Plan), the Performance Share Units awarded will be converted, without pro-ration, on a one-for-one basis at 100% of the target Award to time-based Phantom Stock Units, which will vest on the third anniversary of the grant date (June 18, 2012). Upon vesting, one share of Stock will be distributed for each Phantom Share Unit not previously forfeited.

A copy of the PSP will be filed as an exhibit to the Company's next quarterly report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 24, 2009

MOVADO GROUP, INC. (Registrant)
By:	/s/ Timothy F. Michno
Name: Title:	Timothy F. Michno General Counsel